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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1998 relating to the consolidated financial statements of Award Software International, Inc. for the year ended December 31, 1997 which appears in Phoenix Technologies, Ltd.'s Annual Report on Form 10-K for the year ended September 30, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
June 5, 2000